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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                JANUARY 27, 2005

                         ------------------------------

                                  GARTNER, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                       1-14443                04-3099750
           --------                       -------                ----------
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
        Incorporation)                                       Identification No.)

                                 P.O. BOX 10212
                               56 TOP GALLANT ROAD
                             STAMFORD, CT 06902-7747
          (Address of Principal Executive Offices, including Zip Code)

                                 (203) 316-1111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On October 27, 2004, Gartner, Inc. ("Gartner") announced that it was contemplating a fourth quarter charge primarily related to closing certain facilities, restructuring within Gartner's international operations and non-cash charges related to the restructuring of certain internal systems. On January 27, 2005, Gartner finalized its 2004 fourth quarter charge for various restructuring activities. The Company intends to discuss the charge during its earnings call on February 3, 2005. The total pre-tax charge is $14.7 million for the fourth quarter of 2004. The charge is composed of the following items:

                                                         Cash           Non-Cash         Total
                                                     Expenditures     Expenditures    Expenditures
--------------------------------------------------------------------------------------------------
                                                                       (in millions)
Severance                                                $5.9               --           $ 5.9
Impairments and exit of non-core product lines           $1.2             $3.1           $ 4.3
Adjustment to previously abandoned facilities            $2.3               --           $ 2.3
Abandonment of certain internal systems                    --             $1.9           $ 1.9
Restructuring of international operations                $0.3             $ --           $ 0.3
--------------------------------------------------------------------------------------------------
Total                                                    $9.7             $5.0           $14.7
==================================================================================================

Gartner committed to pursuing these restructuring activities at various times during the fourth quarter of 2004. These initiatives culminated in the finalizing of the aggregate amount of the restructuring charge to be taken in the fourth quarter of 2004 on January 27, 2005. Gartner intends to engage in further restructuring activities in the first quarter of 2005 which will result in an estimated additional $10 to $20 million charge. Of the expected first quarter charge, Gartner has identified the following cash items: $4.5 million for restructuring of international operations and $3.5 million for severance. Additionally, Gartner has committed to consolidating its office space in San Jose, California by moving all employees to one of the two buildings at that location and vacating the other one. Gartner expects to incur a cash charge of approximately $6.4 million in connection with these restructuring activities in either the second or third quarter of 2005.

..
ITEM 2.06. MATERIAL IMPAIRMENTS.

Gartner management has concluded that the above referenced restructuring activities will result in a charge for the impairment of certain assets in the fourth quarter of 2004. The $14.7 million fourth quarter charge disclosed in
Item 2.05 above includes the following items related to the impairment of certain assets:

                                                  Cash           Non-Cash           Total
                                              Expenditures     Expenditures     Expenditures
--------------------------------------------------------------------------------------------
                                                              (in millions)
Impairment of goodwill and other assets              --             $3.1           $3.1
Abandonment of certain internal systems              --             $1.9           $1.9
--------------------------------------------------------------------------------------------
Total                                                --             $5.0            5.0
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

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Safe Harbor Statement

Statements contained in this report regarding Gartner's future restructuring charges and all other statements in this report other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include risks and uncertainties; consequently, actual results may differ materially from those expressed or implied thereby. Factors that could cause actual results to differ materially include, but are not limited to: the impact of restructuring and other charges on Gartner's business and operations, and other risks listed from time to time in Gartner's reports filed with the Securities and Exchange Commission, including Gartner's Annual Report on Form 10-K for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. These filings can be found on Gartner's Web site at www.gartner.com/investors and the SEC's Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GARTNER, INC.

                                                   By: /s/ Christopher Lafond
                                                   ----------------------------
                                                   Christopher Lafond
                                                   Executive Vice President,
                                                   Chief Financial Officer

Date: January 27, 2005